UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 13, 2006
Date of Report (Date of Earliest Event Reported)

BabyUniverse, Inc.
(Exact name of registrant as specified in its charter)

Florida	1-32577	65-0797093
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 NW 9th Avenue, Suite 104
Fort Lauderdale, Florida 33309
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (954) 771-5160

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 20, 2006, BabyUniverse, Inc. (“BabyUniverse”) filed a Current Report on Form 8-K under Item 2.01 to report that it had closed its acquisition on January 13, 2006, through a wholly owned subsidiary, PoshBaby, Inc., of substantially all of the assets of Posh Tots, LLC (“Posh Tots”), pursuant to that Asset Purchase Agreement dated as of January 13, 2006 by and between PoshBaby, Inc. and Posh Tots.  In response to parts (a) and (b) of Item 9.01 of such Form 8-K, BabyUniverse stated that it would file by amendment the required historical financial statements for Posh Tots, LLC and the required pro forma financial information, as permitted by paragraphs (a)(4) and (b)(2) to Item 9.01 to Form 8-K.  This Form 8-K/A is being filed to provide the required historical financial statements and pro forma financial information.

Item 9.01.    Financial Statements and Exhibits.

(a)	Attached hereto as Exhibit 99.1 are the audited Posh Tots, LLC financial statements for the years ended December 31, 2005 and 2004.

(b)	Attached hereto as Exhibit 99.2 is the BabyUniverse, Inc. and subsidiary’s unaudited pro forma combined condensed financial information for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BabyUniverse, Inc.

	By:	/s/ Robert M. Brown

Robert M. Brown
Chief Financial Officer
(Principal Accounting and Financial Officer)

Dated: March 29, 2006

Exhibit Index

Exhibit	Description

99.1	Audited Posh Tots, LLC financial statements for the years ended December 31, 2005 and 2004.

99.2	Unaudited BabyUniverse, Inc. and subsidiary’s pro forma combined condensed financial information for the year ended December 31, 2005.